UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 20, 2016, Susan M. Kanaya, the current Senior Vice President, Financial, Chief Financial Officer and Secretary of ChemoCentryx, Inc. (the “Company”), was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer and Secretary of the Company.

In connection with her promotion, the Company has granted Ms. Kanaya 50,000 shares of the Company’s common stock pursuant to the Company’s 2012 Equity Incentive Award Plan (the “2012 Plan”), effective as of October 24, 2016. Such options are Incentive Stock Options within the meaning of the 2012 Plan. The price at which the options shall be exercisable of $6.23 per share is the Fair Market Value (as determined under the 2012 Plan) per share of the Company’s common stock on the date of grant. The options shall vest and become exercisable as to 25% of the total number of shares of the Company’s common stock subject to the option on October 20, 2017, and 1/48th of the total number of shares of the Company’s common stock subject to the option monthly thereafter, subject to Ms. Kanaya’s continued service relationship with the Company on each such vesting date, with such options subject to accelerated vesting as provided in Ms. Kanaya’s employment agreement with the Company.

The Company has also granted Ms. Kanaya 100,000 restricted stock units (the “RSUs”) pursuant to the 2012 Plan, effective as of October 24, 2016. The Company has granted such RSUs in consideration for Ms. Kanaya’s service rendered to and received by the Company, on or before the date of grant, for which the Company’s Compensation Committee determined that Ms. Kanaya has not been fully compensated and that the value of such service received by the Company exceeds the aggregate par value of such shares. The RSUs shall vest in three equal installments on each of October 20, 2017, 2018 and 2019, subject to Ms. Kanaya’s continued service relationship with the Company on each such vesting date, with such RSUs subject to accelerated vesting as provided in Ms. Kanaya’s employment agreement with the Company.

The Company has approved (i) a 6% base salary increase for Ms. Kanaya, and (ii) an increase in Ms. Kanaya’s annual performance bonus target from 35% to 40%, in each case effective as of October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: October 25, 2016

	By:	/s/ Thomas J. Schall, Ph.D.
	Name:	Thomas J. Schall, Ph.D.
	Title:	President, Chief Executive Officer and Chairman of the Board